Exhibit No. 16.1Page 1
The X-Change Corporation
File No.   002-41703
Form 8 -K
Report date: February 21, 2013

Letterhead of S. W. Hatfield, CPA

February 21, 2013

U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Gentlemen:

On February 21, 2013, this Firm received the final draft copy of a Current Report on Form 8-K to be filed by The X-Change Corporation (SEC File #002-41703, CIK #54424) (Company) reporting an Item 4.01 - Changes in Registrant’s Certifying Accountant.

We have no disagreements with the statements made in the draft Form 8-K,  Item 4.01 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA
Dallas, Texas

Exhibit No. 16.1Page 2
The X-Change Corporation
File No.   002-41703
Form 8 -K
Report date: February 21, 2013

Letterhead of S. W. Hatfield, CPA

February 21, 2013

Board of Directors
The X-Change Corporation
12655 N. Central Expressway
Suite 1000
Dallas, Texas  75243

RE:	The X-Change Corporation
SEC File #: 002-41703
CIK #: 54424

Gentlemen:

During our analysis of client retention, we note your December 12, 2012 Asset Purchase Agreement with Cannabis Science, Inc., which included a Joint Venture Operating Agreement whereby The X-Change Corporation effectively acquired a 90% interest in all products, brands and trademarks in dupetit Natural Products GmbH (http://www.dupetit.de) and an equivalent participation in net operating profits worldwide.

The certified public accounting firm of S. W. Hatfield, CPA wishes to inform you we will be unable to adequately service your account and, accordingly, will not stand for reappointment as the Company’s auditors for the year ended December 31, 2012.

Accordingly, we hereby tender our resignation as the auditor of record for The X-Change Corporation, effective immediately.

Further, by copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between The X-Change Corporation (SEC File #002-41703, CIK #54424) has ceased.

Yours truly,
S. W. HATFIELD, CPA

  /s/ S. W. Hatfield, CPA

cc:	Office of the Chief Accountant PCAOB Letter File Securities and Exchange Commission Mail Stop 9-5 100 F Street, NE Washington, DC 20549-2001 202-551-5300 202-772-9252 (fax)